Exhibit 99.1
For Immediate Release
Diodes Incorporated Reports First Quarter 2009 Financial Results
Revenue Exceeds Guidance due to Strength in China and Market Share Gains
Dallas, Texas — May 7, 2009 — Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported financial results for the first quarter ended March 31, 2009.
Financial and Business Highlights:
•	Revenue was $78.1 million, which exceeded guidance of $71 to $75 million;

•	Gross margin was 18.6 percent, which was within the guidance range of 16 to 20 percent;

•	GAAP net loss was $10.8 million, or ($0.26) per share;

•	GAAP net loss adjusted for the change in accounting principle effected by FSP APB 14-1 was $9.5 million, or ($0.23) per share;

•	Achieved $6.8 million cash flow from operations and $2.5 million free cash flow;

•	Reduced inventory by $16 million, 16.4 percent from fourth quarter of 2008;

•	Reduced capital expenditures to $4.3 million from 2008 quarterly run rate of $13 million;

•	Repurchased $9.6 million of the Convertible Senior Notes for $6.6 million in cash; and

•	Completed implementation of previously announced cost reduction initiatives.
Revenue for the first quarter of 2009 was $78.1 million, compared to $87.1 million reported in the fourth quarter of 2008 and $95.6 million reported in the first quarter of 2008. Revenue for the first quarter exceeded the Company’s guidance primarily due to stronger than expected demand in the China market for the Company’s products utilized in mobile phone handsets, LCD televisions and netbooks, and the ramping of new design wins, as well as an increase in market share at current customers for existing designs.
Gross profit for the first quarter of 2009 was $14.5 million, or 18.6 percent of revenue, compared to $22.9 million, or 26.3 percent in the fourth quarter of 2008. The decrease was primarily due to lower manufacturing capacity utilization as a result of weaker global demand and our planned finished goods inventory reduction.
First quarter GAAP net loss was $10.8 million, or ($0.26) per share, which included $2.2 million of non-cash interest expense related to the amortization of the debt discount on our Convertible Senior Notes in accordance with FSP APB 14-1, $1.1 million of non-cash acquisition related intangible asset amortization costs, and $0.7 million of SFAS 123R stock option expense, as well as a $1.5 million gain related to the repurchase of our Convertible Senior Notes.

GAAP net loss adjusted for the change in accounting principle effected by FSP APB 14-1, which we adopted during the first quarter of 2009 was $9.5 million, or ($0.23) per share. FSP APB 14-1 requires that issuers of debt instruments, such as convertible notes, must separately account for the liability and equity components in a manner that reflects the entity’s nonconvertible debt borrowing rate. All adjustments were made retrospectively as of the date of issuance of the Convertible Senior Notes and, therefore, all prior quarters and years have been adjusted accordingly.
As of March 31, 2009, Diodes had approximately $93.2 million in cash, $320.6 million of par-value auction rate securities, which will be converted to cash on June 30, 2010 under the UBS settlement ($284 million market value in long-term investments) and $366 million in long-term debt (including the Convertible Senior Notes).
Commenting on the quarter, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated, said, “I am pleased with our improved performance throughout the first quarter, resulting in revenues that exceeded our updated guidance due to strength in China and market share gains related to both new and existing products. Notable during the quarter, we completed the implementation of our previously announced cost savings initiatives, which contributed to lower operating expenses in the current quarter and resulted in an improved cost structure going forward. Also, we further reduced debt, capital expenditures and inventory, which collectively resulted in positive cash flow from operations and positive free cash flow in the first quarter.”
Business Outlook
Dr. Lu further commented, “For the second quarter of 2009, we expect our business will further benefit from increasing demand in China and the continued ramping of our new design wins. We also anticipate continued improvement in the global environment with demand and order rates showing further improvements. During the first quarter, we reduced our sales channel inventories, and in second quarter of 2009 we expect distributors’ inventories to remain relatively flat despite the demand increases on a global basis. As such, we estimate that second quarter revenue will increase 14 to 22 percent over the first quarter, which is above our fourth quarter 2008 revenue level and a further indication of market stability and an improving environment. Additionally, with our cost reduction initiatives implemented and the loading at our manufacturing facilities improving, we expect second quarter gross margin to be approximately 20 to 24 percent. We also continue to focus on cash flow and expect to once again achieve positive cash flow from operations in the second quarter. In terms of capital expenditures, in the second quarter we expect investment to be slightly above the first quarter level because we are experiencing a change in product mix towards more complex devices as a result of the ramp of our analog and Zetex products, which will require some additional investment to balance our manufacturing lines.”
Dr. Lu concluded, “I believe that we have taken the right steps to decisively respond to current market conditions by aggressively reducing operating expenses, inventory levels, debt and capital expenditures in order to sustain our positive cash flow. Additionally, our continued focus on new product development and design wins is proving successful as a strong contributor to our increasing revenue. These accomplishments serve as a strong testament to the scalability of our business model and our ability to execute in all business environments.”
Conference Call
Diodes will host a conference call on Thursday, May 7, 2009 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its first quarter 2009 financial results. Investors and analysts may join the conference call by dialing 1-866-804-6923 and providing the confirmation code 94642048. International callers may join the teleconference by dialing 1-857-350-1669. A telephone replay of the call will be available approximately two hours after the call and will be available until May 11, 2009 at midnight Pacific Time. The replay number is 1-888-286-8010 with a pass code of 94527203. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.
About Diodes Incorporated
Diodes Incorporated (Nasdaq:DIOD), an S&P SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching regulators, linear voltage regulators and voltage references, along with special function devices including USB power switch, load switch, voltage supervisor and motor controllers. The Company’s corporate headquarters are located in Dallas, Texas. A sales, marketing, engineering and logistics office is located in Westlake Village, California. Design centers are located in Dallas; San Jose, California; Taipei, Taiwan; Manchester, England and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester; with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and a joint venture facility located in Chengdu, China. Additional engineering, sales, warehouse and logistics offices are located in Taipei; Hong Kong; Manchester and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: for the second quarter of 2009, we expect our business will further benefit from increasing demand in China and the continued ramping of our new design wins; we anticipate continued improvement in the global environment with demand and order rates showing further improvements; in the second quarter of 2009 we expect distributors’ inventories to remain relatively flat despite the demand increases on a global basis; we estimate that second quarter revenue will increase 14 to 22 percent over the first quarter; our estimated second quarter revenue will be a further indication of market stability and an improving environment; we expect second quarter gross margin to be approximately 20 to 24 percent; we continue to focus on cash flow and expect to once again achieve positive cash flow from operations in the second quarter; our second quarter investment will be slightly above the first quarter level because we are experiencing a change in product mix towards more complex devices, as a result of the ramp of our analog and Zetex products, which will require some additional investment to balance our manufacturing lines; our continued focus on new product development and design wins is proving successful as a strong contributor to our increasing revenue; and our accomplishments in cost reduction initiatives and continued focus on new product development and design wins serve as a strong testament to the scalability of our business model and our ability to execute in all business environments. Potential risks and uncertainties include, but are not limited to, such factors as: the UBS settlement may not provide us with the liquidity intended; we may not realize or maintain the anticipated cost savings or increase loadings in our manufacturing facilities; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.
Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.
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Company Contact:	Investor Contact:
Diodes Incorporated	Shelton Group
Carl Wertz	Leanne K. Sievers
Chief Financial Officer	EVP, Investor Relations
P: 805-446-4800	P: (949) 224-3874
E: Carl_Wertz@diodes.com	E: LSievers@sheltongroup.com
CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOW

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2008	2009
	(As Adjusted)
NET SALES	$95,580	$78,050

COST OF GOODS SOLD	63,664	63,557

Gross profit	31,916	14,493

OPERATING EXPENSES

Selling, general and administrative (1)	14,542	16,056
Research and development (2)	3,574	5,275
Amortization of acquisition related intangible assets (3)	234	1,091
Restructuring charge	—	99

Total operating expenses	18,350	22,521

Income (loss) from operations	13,566	(8,028)

OTHER INCOME (EXPENSES)
Interest income	5,448	1,757
Interest expense	(1,621)	(2,048)
Amortization of debt discount (4)	(2,634)	(2,209)
Other (5)	(294)	263

Total other income (expenses)	899	(2,237)

Income (loss) before income taxes and noncontrolling interest	14,465	(10,265)

INCOME TAX PROVISION	1,218	397

NET INCOME (LOSS)	13,247	(10,662)

Less: NET INCOME attributable to noncontrolling interest	(604)	(104)

NET INCOME (LOSS) attributable to common stockholders	$12,643	$(10,766)

EARNINGS (LOSS) PER SHARE attributable to common stockholders
Basic	$0.31	$(0.26)

Diluted	$0.30	$(0.26)

Number of shares used in computation
Basic	40,245	41,146

Diluted	42,534	41,146

(1)	Includes $0.6 million and $1.1 million for the three months ended March 31, 2009 and 2008, respectively, of SFAS 123R stock option expense.

(2)	Includes $0.1 million for the three months ended March 31, 2009 and 2008 of SFAS 123R stock option expense.

(3)	Amortization of acquisition related intangible assets related to recent acquisitions, including Zetex.

(4)	Amortization of debt discount is a non-cash interest expense related to the adoption of FSP APB 14-1.

(5)	Includes $1.5 million gain related to the repurchase of Convertible Senior Notes in accordance with APB 14-1 for the three months ended March 31, 2009.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, our management uses EBITDA, along with other generally accepted accounting principles, or GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.
The following table provides a reconciliation of net income (loss) to EBITDA (in thousands, unaudited):

	Three Months Ended
	March 31,
	2008	2009
Net income (loss) (per-GAAP)	$12,643	$(10,766)
Plus:
Interest expense (income), net (1)	(1,194)	2,500
Income tax provision	1,218	397
Depreciation and amortization	7,656	11,355

EBITDA (Non-GAAP)	$20,323	$3,486

(1)	Includes $2.2 million and $2.6 million for the three months ended March 31, 2009 and 2008, respectively, for amortization of debt discount related to the adoption of FSP APB 14-1.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands)
(unaudited)

	December 31,	March 31,
	2008	2009
	(As Adjusted)
CURRENT ASSETS
Cash and cash equivalents	$103,496	$93,208
Accounts receivable, net	74,574	68,174
Inventories	99,118	82,835
Deferred income taxes, current	6,761	7,810
Prepaid expenses and other	15,578	13,468

Total current assets	299,527	265,495

LONG-TERM INVESTMENT SECURITIES	320,625	320,625

PROPERTY, PLANT AND EQUIPMENT, net	174,667	168,432

OTHER ASSETS
Goodwill	56,791	63,672
Intangible assets, net	35,928	34,899
Other	5,907	5,964

Total assets	$893,445	$859,087

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY
(in thousands, except share data)
(unaudited)

	December 31,	March 31,
	2008	2009
	(As Adjusted)
CURRENT LIABILITIES
Lines of credit	$6,098	$4,129
Accounts payable	47,561	30,709
Accrued liabilities	31,195	28,286
Income tax payable	358	1,553
Current portion of long-term debt	1,339	348
Current portion of capital lease obligations	377	350

Total current liabilities	86,928	65,375

LONG-TERM DEBT, net of current portion
2.25% convertible senior notes due 2026	155,451	149,497
Long-term borrowings	217,146	216,111

CAPITAL LEASE OBLIGATIONS, net of current portion	1,854	1,776
DEFERRED INCOME TAXES, non-current	10,753	16,982
OTHER LONG-TERM LIABILITIES	22,935	28,766

Total liabilities	495,067	478,507

COMMITMENTS AND CONTINGENCIES

EQUITY

Diodes Incorporated stockholders’ equity

Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 41,378,816 and 41,395,815 issued and outstanding at December 31, 2008 and March 31, 2009, respectively	27,586	27,597
Additional paid-in capital	167,964	170,416
Retained earnings	241,814	231,048
Accumulated other comprehensive loss	(48,439)	(56,536)

Total Diodes Incorporated stockholders’ equity	388,925	372,525

Noncontrolling interest	9,453	8,055

Total equity	398,378	380,580

Total liabilities and equity	893,445	859,087